Exhibit 99.1

ELDORADO RESORTS REPORTS SECOND QUARTER NET REVENUE OF $456.8 MILLION,

OPERATING INCOME OF $77.4 MILLION AND RECORD ADJUSTED EBITDA OF $118.0 MILLION

Reno, Nev. (August 2, 2018) – Eldorado Resorts, Inc. (NASDAQ: ERI) (“Eldorado,” “ERI,” or “the Company”) today reported operating results for the second quarter ended June 30, 2018. Separately, Eldorado also announced that at a meeting earlier today, the Illinois Gaming Board approved the Company’s pending acquisition of the Grand Victoria Casino in Elgin, IL.

($ in thousands, except per share data)			Total Net Revenue
			Three Months Ended
			June 30,
	2018	2017	2017 Pre-Acquisition(1)	2017 Total(2)	Change
West	$117,880	$99,752	$11,001	$110,753	6.4%
Midwest	100,607	67,641	36,279	103,920	(3.2)%
South	112,242	88,459	32,219	120,678	(7.0)%
East	125,961	119,638	2,990	122,628	2.7%
Corporate and Other	112	136	45	181	(38.1)%

Total Net Revenue (3)	$456,802	$375,626	$82,534	$458,160	(0.3)%

($ in thousands, except per share data)			Operating Income (Loss)
			Three Months Ended
			June 30,
	2018	2017	2017 Pre-Acquisition(1)	2017 Total(2)	Change
West	$21,865	$16,512	$2,709	$19,221	13.8%
Midwest	27,411	15,412	10,637	26,049	5.2%
South	20,564	12,610	5,739	18,349	12.1%
East	24,397	18,228	(197)	18,031	35.3%
Corporate and Other	(16,823)	(93,229)	(2,550)	(95,779)	(82.4)%

Total Operating Income (Loss) (3)	$77,414	$(30,467)	$16,338	$(14,129)	647.9%

($ in thousands, except per share data)			Adjusted EBITDA
			Three Months Ended
			June 30,
	2018	2017	2017 Pre-Acquisition(1)	2017 Total (2)	Change
West	$31,758	$23,199	$3,640	$26,839	18.3%
Midwest	35,923	20,458	12,686	33,144	8.4%
South	28,402	18,466	7,299	25,765	10.2%
East	29,363	26,558	42	26,600	10.4%
Corporate and Other	(7,431)	(5,884)	(1,729)	(7,613)	(2.4)%

Total Adjusted EBITDA (4)	$118,015	$82,797	$21,938	$104,735	12.7%

Net income (loss)	$36,796	$(46,190)

Basic EPS	$0.48	$(0.68)

Diluted EPS	$0.47	$(0.68)

			Total Net Revenue
($ in thousands, except per share data)			Six Months Ended
			June 30,
	2018	2017	2017 Pre-Acquisition(1)	2017 Total (2)	Change
West	$217,459	$163,240	$43,414	$206,654	5.2%
Midwest	201,402	67,641	142,237	209,878	(4.0)%
South	235,042	121,019	131,100	252,119	(6.8)%
East	242,852	225,926	11,717	237,643	2.2%
Corporate and Other	239	193	226	419	(43.0)%

Total Net Revenue (3)	$896,994	$578,019	$328,694	$906,713	(1.1)%

			Operating Income (Loss)
($ in thousands, except per share data)			Six Months Ended
			June 30,
	2018	2017	2017 Pre-Acquisition(1)	2017 Total (2)	Change
West	$32,004	$17,933	$9,525	$27,458	16.6%
Midwest	54,087	15,412	34,819	50,231	7.7%
South	33,923	18,528	25,086	43,614	(22.2)%
East	43,528	33,196	(1,072)	32,124	35.5%
Corporate and Other	(31,934)	(101,508)	(8,811)	(110,319)	(71.1)%

Total Operating Income (Loss) (3)	$131,608	$(16,439)	$59,547	$43,108	205.3%

			Adjusted EBITDA
($ in thousands, except per share data)			Six Months Ended
			June 30,
	2018	2017	2017 Pre-Acquisition(1)	2017 Total (2)	Change
West	$50,182	$29,423	$13,231	$42,654	17.6%
Midwest	70,438	20,458	46,856	67,314	4.6%
South	60,619	26,316	30,998	57,314	5.8%
East	55,543	50,562	(120)	50,442	10.1%
Corporate and Other	(15,223)	(10,678)	(5,996)	(16,674)	(8.7)%

Total Adjusted EBITDA (4)	$221,559	$116,081	$84,969	$201,050	10.2%

Net income (loss)	$57,651	$(45,245)

Basic EPS	$0.74	$(0.79)

Diluted EPS	$0.74	$(0.79)

1.

Figures are for Isle of Capri Casinos, Inc. (“Isle”) for the one and four months ended April 30, 2017. Such figures were prepared by the Company to reflect Isle’s unaudited consolidated historical net revenues, operating income and Adjusted EBITDA for periods corresponding to ERI’s fiscal quarterly calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

2.

Total figures for 2017 include combined results of operations for Isle and ERI for periods preceding the date that ERI acquired Isle. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for pro forma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

3.

The prior period presentation has been adjusted for the adoption of Accounting Standards Codification (ASC) No. 606 “Revenue from Contracts with Customers” effective January 1, 2018 utilizing the full retrospective transition method. See reconciliation table on the last page of this release for further details.

4.

Adjusted EBITDA is not a GAAP measurement and is presented solely as a supplemental disclosure because the Company believes it is a widely used measure of operating performance in the gaming industry. See “Reconciliation of GAAP Measures to Non-GAAP Measures” below for a definition of Adjusted EBITDA and a quantitative reconciliation of Adjusted EBITDA to operating income (loss), which the Company believes is the most comparable financial measure calculated in accordance with GAAP.

“In the second quarter, Adjusted EBITDA rose at 16 of our 20 properties as all four of our property reporting segments generated year-over-year gains including double digit Adjusted EBITDA growth in our East, West and South segments,” said Gary Carano, Chairman and Chief Executive Officer of Eldorado. “On a consolidated basis, second quarter Adjusted EBITDA rose 12.7% to $118.0 million, as our property level Adjusted EBITDA margin rose 290 basis points to 27.5% and our consolidated Adjusted EBITDA margin increased 300 basis points to 25.8%.

“Our strong margin growth, including property level and consolidated Adjusted EBITDA margin growth in every quarter since our May 2017 acquisition of Isle of Capri, reflects the benefit of our focus on disciplined marketing and promotion, advertising, food and beverage and labor expense management. Our record results also reflect success in driving better customer experiences across our property portfolio through an emphasis on market-leading guest services and targeted return-focused property enhancement projects. With the bulk of our planned major capital investments and enhancements complete in Reno, our recent rebranding of the three-property operations across six contiguous city blocks as ‘THE ROW’ has been met with an enthusiastic response from our guests. THE ROW leverages our integrated design and property enhancements and amplifies the convenience, amenities, entertainment and quality of Eldorado Resort Casino, Silver Legacy Resort Casino Reno and Circus Circus Reno. Our recent investments in the Reno market have resulted in revenue improvements with growth in high margin, non-gaming revenue channels. This fall THE ROW will open the The Spa at Silver Legacy, a 21,000 square foot spa that will offer our guests the largest relaxation, beauty, fitness and retail treatment facility in northern Nevada.

“Additional projects scheduled to be completed over the balance of this year include the renovation of approximately 400 rooms at Silver Legacy and the opening of Brew Brothers restaurants at Isle Casino Waterloo and Isle of Capri Casino Boonville. Following the opening of the two new Brew Brothers locations, the successful microbrew concept will be featured at five of our properties. In addition, renovations to all 402 rooms at our Black Hawk properties will begin at the end of the year and are expected to be completed in the first quarter of 2019.

“We are pleased with our 2018 results to date and expect that the Grand Victoria Casino and pending Tropicana Entertainment acquisitions, combined with the strong operations of our existing properties, will position us for additional growth in the future as we continue to pursue opportunities to create additional value for shareholders.”

Balance Sheet and Liquidity

At June 30, 2018, Eldorado had $202.0 million in cash and cash equivalents excluding restricted cash. Outstanding indebtedness at June 30, 2018 totaled $2.2 billion, with no amounts outstanding on the Company’s revolving credit facility. Capital expenditures in the second quarter and first six months of 2018 totaled $33.9 million and $55.2 million, respectively.

Summary of 2018 Second Quarter Region Results

The property results for Presque Isle Downs and Casino and Lady Luck Nemacolin are included in operations until the announced transactions for the divestitures of these properties are completed which is expected to be in the 2018 fourth quarter.

West Region (THE ROW, Isle Casino Hotel Black Hawk and Lady Luck Casino Black Hawk)

Net revenue for the West Region properties for the quarter ended June 30, 2018 increased approximately 6.4% to $117.9 million compared to $110.8 million in the prior-year period, while operating income rose to $21.9 million from $19.2 million in the year-ago quarter. Adjusted EBITDA increased 18.3% to $31.8 million reflecting an Adjusted EBITDA margin improvement of 270 basis points to 26.9%, compared to Adjusted EBITDA of $26.8 million on an Adjusted EBITDA margin of 24.2% in the prior-year period. Adjusted EBITDA increased year over year at THE ROW and for the combined operations in Black Hawk, with the combined Adjusted EBITDA margin for the Black Hawk properties exceeding 30% for the fourth consecutive quarter.

Midwest Region (Isle Casino Waterloo, Isle Casino Bettendorf, Isle of Capri Casino Boonville, Isle Casino Cape Girardeau, Lady Luck Casino Caruthersville and Isle of Capri Casino Kansas City)

Net revenue for the Midwest Region properties for the quarter ended June 30, 2018 decreased approximately 3.2% to $100.6 million compared to $103.9 million in the prior-year period, while operating income rose to $27.4 million from $26.0 million in the year-ago quarter. Adjusted EBITDA rose approximately 8.4% to $35.9 million as the Adjusted EBITDA margin for the segment rose 380 basis points to 35.7%. Adjusted EBITDA for the Midwest Region in the prior-year period was $33.1 million reflecting an Adjusted EBITDA margin of 31.9%.

South Region (Isle Casino Racing Pompano Park, Eldorado Shreveport, Isle of Capri Casino Lula, Lady Luck Casino Vicksburg and Isle of Capri Lake Charles)

Net revenue for the South Region properties for the quarter ended June 30, 2018 declined approximately 7.0% to $112.2 million compared to $120.7 million in the prior-year period, while operating income increased to $20.6 million from $18.3 million in the year-ago quarter. Adjusted EBITDA increased 10.2% to $28.4 million as the Adjusted EBITDA margin for the segment rose 400 basis points to 25.3%. Adjusted EBITDA for the South Region in the prior-year period was $25.8 million reflecting an Adjusted EBITDA margin of 21.4%. Adjusted EBITDA increased year over year at four of the five South Region properties including Isle of Capri Lake Charles which saw an Adjusted EBITDA increase of more than 23% as the Company continues to execute on opportunities for significant improvement following the termination of the sale agreement for the property in the 2017 fourth quarter. Isle Casino Racing Pompano Park and Isle of Capri Casino Lula also both generated double digit Adjusted EBITDA growth in the current quarter.

East Region (Presque Isle Downs and Casino, Lady Luck Casino Nemacolin, Eldorado Scioto Downs Racino and Mountaineer Casino, Racetrack and Resort)

Net revenue for the East Region properties for the quarter ended June 30, 2018 increased approximately 2.7% to $126.0 million compared to $122.6 million in the prior-year period, while operating income grew to $24.4 million from $18.0 million in the year-ago quarter. Adjusted EBITDA for the East Region rose 10.4% to $29.4 million compared to Adjusted EBITDA of $26.6 million in the prior-year period as the East Region’s Adjusted EBITDA margin improved 160 basis points to 23.3%. Eldorado Scioto Downs generated Adjusted EBITDA growth for the fourteenth consecutive quarter.

Reconciliation of GAAP Measures to Non-GAAP Measures

Adjusted EBITDA (defined below), a non-GAAP financial measure, has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry and we believe that this non-GAAP supplemental information will be helpful in understanding the Company’s ongoing operating results. Management has historically used Adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide a full understanding of our core operating results and as a means to evaluate period-to-period results. Adjusted EBITDA represents operating income (loss) before depreciation and amortization, stock-based compensation, transaction expenses, severance expense, costs associated with the Presque Isle Downs, Vicksburg and Lake Charles sales, impairment charges, equity in income of unconsolidated affiliates, (gain) loss on the sale or disposal of property and equipment, and other non-cash regulatory gaming assessments. Adjusted

EBITDA is not a measure of performance or liquidity calculated in accordance with accounting principles generally accepted in the United States (“US GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income (loss) as an indicator of our operating performance. Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, debt principal repayments and certain regulatory gaming assessments, which can be significant. As a result, Adjusted EBITDA should not be considered as a measure of our liquidity. Other companies that provide EBITDA information may calculate EBITDA differently than we do. The definition of Adjusted EBITDA may not be the same as the definitions used in any of our debt agreements.

Second Quarter Conference Call

Eldorado will host a conference call at 4:30 p.m. ET today. Senior management will discuss the financial results and host a question and answer session. The dial in number for the audio conference call is 719/325-4778, conference ID 6220773 (domestic and international callers). Participants can also access a live webcast of the call through the “Events & Presentations” section of Eldorado’s website at http://www.eldoradoresorts.com/ and a replay of the webcast will be archived on the site for 90 days following the live event.

About Eldorado Resorts, Inc.

Eldorado Resorts is a leading casino entertainment company that owns and operates twenty properties in ten states, including Colorado, Florida, Iowa, Louisiana, Mississippi, Missouri, Nevada, Ohio, Pennsylvania and West Virginia. In aggregate, Eldorado’s properties feature approximately 21,000 slot machines and VLTs and 600 table games, and over 7,000 hotel rooms. On April 16, 2018, the Company announced that it entered into acquisition agreements for Tropicana Entertainment Inc. and the Grand Victoria Casino in Elgin, IL. The Grand Victoria Casino transaction is expected to close in the 2018 third quarter and the Tropicana Entertainment Inc. transaction is expected to close in the fourth quarter. For more information, please visit www.eldoradoresorts.com.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include statements regarding our strategies, objectives and plans for future development or acquisitions of properties or operations, as well as expectations, future operating results and other information that is not historical information. When used in this press release, the terms or phrases such as “anticipates,” “believes,” “projects,” “plans,” “intends,” “expects,” “might,” “may,” “estimates,” “could,” “should,” “would,” “will likely continue,” and variations of such words or similar expressions are intended to identify forward-looking statements. Although our expectations, beliefs and projections are expressed in good faith and with what we believe is a reasonable basis, there can be no assurance that these expectations, beliefs and projections will be realized. There are a number of risks and uncertainties that could cause our actual results to differ materially from those expressed in the forward-looking statements which are included elsewhere in this press release. Such risks, uncertainties and other important factors include, but are not limited to: our ability to obtain required regulatory approvals (including approval from gaming regulators and expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976) and satisfy or waive other closing conditions to consummate the acquisition of Tropicana and the Grand Victoria Casino and the disposition of Presque Isle Downs and Lady Luck Casino Nemacolin on a timely basis; the possibility that the one or more of such transactions do not close on the terms described herein or that we are required to modify aspects of one or more of such transactions to obtain regulatory approval; our ability to promptly and effectively implement our operating strategies at the acquired properties and integrate our business and the business of the acquired companies to realize the synergies contemplated by the proposed acquisitions;

our ability to obtain debt financing on the terms expected, or at all; the possibility that the business of Tropicana or the Grand Victoria Casino may suffer as a result of the announcement of the acquisition; our ability to retain key employees of the acquired companies; the outcome of legal proceedings that may be instituted as a result of the proposed transactions; our substantial indebtedness and the impact of such obligations on our operations and liquidity; competition; sensitivity of our operations to reductions in discretionary consumer spending and changes in general economic and market conditions; governmental regulations and increases in gaming taxes and fees in jurisdictions in which we operate; and other risks and uncertainties described in our reports on Form 10-K, Form 10-Q and Form 8-K.

In light of these and other risks, uncertainties and assumptions, the forward-looking events discussed in this press release might not occur. These forward-looking statements speak only as of the date of this press release, even if subsequently made available on our website or otherwise, and we do not intend to update publicly any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made, except as may be required by law.

Contact:

Thomas Reeg	Joseph N. Jaffoni, James Leahy
President and Chief Financial Officer	JCIR
Eldorado Resorts, Inc.	212/835-8500
775/328-0112	eri@jcir.com
investorrelations@eldoradoresorts.com

- tables follow -

ELDORADO RESORTS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands, except per share data)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017 (1)	2018	2017 (1)
REVENUES:
Casino	$343,675	$275,593	$683,133	$417,147
Pari-mutuel commissions	5,045	4,112	9,115	4,748
Food and beverage	54,293	49,709	106,491	82,130
Hotel	38,926	34,278	69,667	53,583
Other	14,863	11,934	28,588	20,411

Net revenues	456,802	375,626	896,994	578,019

EXPENSES:
Casino	165,353	139,707	331,203	219,688
Pari-mutuel commissions	4,592	4,030	8,293	5,237
Food and beverage	44,770	42,803	89,546	68,821
Hotel	13,695	12,270	26,201	21,349
Other	8,310	6,901	15,715	13,070
Marketing and promotions	21,832	21,531	43,133	31,660
General and administrative	73,745	60,887	147,947	92,687
Corporate	12,232	7,442	23,801	14,016
Impairment charges	—	—	9,815	—
Depreciation and amortization	31,910	24,909	63,444	40,513

Total operating expenses	376,439	320,480	759,098	507,041
Gain (loss) on sale or disposal of property and equipment	423	(89)	(283)	(57)
Transaction expenses	(3,404)	(85,464)	(5,952)	(87,078)
Equity in gain (loss) of unconsolidated affiliates	32	(60)	(53)	(282)

Operating income (loss)	77,414	(30,467)	131,608	(16,439)

OTHER INCOME (EXPENSE):
Interest expense, net	(31,405)	(27,527)	(62,494)	(40,197)
Loss on early retirement of debt, net	—	(27,317)	(162)	(27,317)

Total other expense	(31,405)	(54,844)	(62,656)	(67,514)

Net income (loss) before income taxes	46,009	(85,311)	68,952	(83,953)
(Provision) benefit for income taxes	(9,213)	39,121	(11,301)	38,708

Net income (loss)	$36,796	$(46,190)	$57,651	$(45,245)

Net income (loss) per share of common stock:
Basic	$0.48	$(0.68)	$0.74	$(0.79)

Diluted	$0.47	$(0.68)	$0.74	$(0.79)

Weighted average basic shares outstanding	77,458,584	67,453,095	77,406,447	57,405,834

Weighted average diluted shares outstanding	78,258,629	67,453,095	78,169,629	57,405,834

1.

The prior period presentation has been adjusted for the adoption of Accounting Standards Codification (ASC) No. 606 “Revenue from Contracts with Customers” effective January 1, 2018 utilizing the full retrospective transition method. See reconciliation table on the last page of this release for further details.

ELDORADO RESORTS, INC.

SUMMARY INFORMATION AND RECONCILIATION OF

OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

($ in thousands)

(unaudited)

	Three Months Ended June 30, 2018
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses (3)	Other (4)	Adjusted EBITDA
West	$21,865	$9,382	$(95)	$—	$606	$31,758
Midwest	27,411	8,404	31	—	77	35,923
South	20,564	8,108	17	—	(287)	28,402
East	24,397	4,717	3	—	246	29,363
Corporate and Other	(16,823)	1,299	3,516	3,404	1,173	(7,431)

Total	$77,414	$31,910	$3,472	$3,404	$1,815	$118,015

	Three Months Ended June 30, 2017 (6)
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses (3)	Other (4)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$16,512	$6,571	$52	$—	$64	$23,199
Midwest	15,412	4,966	86	—	(6)	20,458
South	12,610	4,662	64	—	1,130	18,466
East	18,228	8,273	4	—	53	26,558
Corporate and Other	(93,229)	437	1,123	85,464	321	(5,884)

Total Excluding Pre-Acquisition	$(30,467)	$24,909	$1,329	$85,464	$1,562	$82,797

Pre-Acquisition (1):
West	$2,709	$925	$2	$—	$4	$3,640
Midwest	10,637	2,001	14	—	34	12,686
South	5,739	1,441	9	—	110	7,299
East	(197)	239	—	—	—	42
Corporate and Other	(2,550)	96	461	286	(22)	(1,729)

Total Pre-Acquisition	$16,338	$4,702	$486	$286	$126	$21,938

Including Pre-Acquisition:
West	$19,221	$7,496	$54	$—	$68	$26,839
Midwest	26,049	6,967	100	—	28	33,144
South	18,349	6,103	73	—	1,240	25,765
East	18,031	8,512	4	—	53	26,600
Corporate and Other	(95,779)	533	1,584	85,750	299	(7,613)

Total Including Pre-Acquisition (2)	$(14,129)	$29,611	$1,815	$85,750	$1,688	$104,735

	Six Months Ended June 30, 2018
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses (3)	Other (4)	Adjusted EBITDA
West	$32,004	$17,571	$(32)	$—	$639	$50,182
Midwest	54,087	16,049	75	—	227	70,438
South	33,923	16,639	42	—	10,015	60,619
East	43,528	10,766	8	—	1,241	55,543
Corporate and Other	(31,934)	2,419	7,058	5,952	1,282	(15,223)

Total	$131,608	$63,444	$7,151	$5,952	$13,404	$221,559

	Six Months Ended June 30, 2017 (6)
	Operating Income (Loss)	Depreciation and Amortization	Stock-Based Compensation	Transaction Expenses (3)	Other (4)	Adjusted EBITDA
Excluding Pre-Acquisition:
West	$17,933	$11,214	$52	$—	$224	$29,423
Midwest	15,412	4,966	86	—	(6)	20,458
South	18,528	6,594	64	—	1,130	26,316
East	33,196	17,153	4	—	209	50,562
Corporate and Other	(101,508)	586	2,856	87,078	310	(10,678)

Total Excluding Pre-Acquisition	$(16,439)	$40,513	$3,062	$87,078	$1,867	$116,081

Pre-Acquisition (5):
West	$9,525	$3,694	$8	$—	$4	$13,231
Midwest	34,819	11,952	51	—	34	46,856
South	25,086	5,693	35	—	184	30,998
East	(1,072)	952	—	—	—	(120)
Corporate and Other	(8,811)	371	1,631	286	527	(5,996)

Total Pre-Acquisition	$59,547	$22,662	$1,725	$286	$749	$84,969

Including Pre-Acquisition:
West	$27,458	$14,908	$60	$—	$228	$42,654
Midwest	50,231	16,918	137	—	28	67,314
South	43,614	12,287	99	—	1,314	57,314
East	32,124	18,105	4	—	209	50,442
Corporate and Other	(110,319)	957	4,487	87,364	837	(16,674)

Total Including Pre-Acquisition (2)	$43,108	$63,175	$4,787	$87,364	$2,616	$201,050

1.

Figures are for Isle for April 2017. Such figures were prepared by the Company to reflect Isle’s unaudited consolidated historical operating revenues, operating income and Adjusted EBITDA for periods corresponding to the Company’s fiscal quarterly calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

2.

Total figures for 2017 include combined results of operations for Isle and the Company for periods preceding the date that the Company acquired Isle. Such presentation does not conform with GAAP or the Securities and Exchange Commission rules for proforma presentation; however, we believe that the additional financial information will be helpful to investors in comparing current results with results of prior periods. This is non-GAAP data and should not be considered a substitute for data prepared in accordance with GAAP, but should be viewed in addition to the results of operations reported by the Company.

3.

Transaction expenses represent costs related to the acquisition of Isle for the three and six months ended June 30, 2017 and costs primarily related to the acquisitions of Grand Victoria Casino and Tropicana Entertainment Inc. for the three and six months ended June 30, 2018.

4.

Other is comprised of severance expense, (gain) loss on the sale or disposal of property and equipment, equity in income (loss) of unconsolidated affiliate and other non-cash regulatory gaming assessments for the three and six months ended June 30, 2018 and 2017. Also included are costs associated with the sales of Vicksburg and Presque Isle Downs for the three and six months ended June 30, 2018 and the failed sale of Lake Charles for the three and six months ended June 30, 2017. In conjunction with the announced sale of Vicksburg, an impairment charge totaling $9.8 million was recorded for the six months ended June 30, 2018.

5.

Figures are for Isle for the four months ended April 30, 2017. Such figures were prepared by the Company to reflect Isle’s unaudited consolidated historical operating revenues, operating income and Adjusted EBITDA for periods corresponding to the Company’s fiscal quarterly calendar. Such figures are based on the unaudited internal financial statements and have not been reviewed by the Company’s auditors and do not conform to GAAP.

6.

The prior period presentation has been adjusted for the adoption of Accounting Standards Codification (ASC) No. 606 “Revenue from Contracts with Customers” effective January 1, 2018 utilizing the full retrospective transition method. See Note 2 to our Condensed Notes to Unaudited Consolidated Financial Statements for additional information.

		Reconciliation Table Three Months Ended June 30, 2017
	As Reported	ASC 606 Adjustments	Other Reclassifications (1)	As Adjusted
Gross revenues	$389,237	$(31,215)	$17,604	$375,626
Promotional allowances	(34,057)	33,226	831	—

Net revenues	$355,180	$2,011	$18,435	$375,626

Operating (loss) income	(32,116)	110	1,539	(30,467)
Net (loss) income	(46,328)	138	—	(46,190)

	Reconciliation Table Six Months Ended June 30, 2017
	As Reported	ASC 606 Adjustments	Other Reclassifications (1)	As Adjusted
Gross revenues	$608,783	$(48,235)	$17,471	$578,019
Promotional allowances	(52,678)	51,713	965	—

Net revenues	$556,105	$3,478	$18,436	$578,019

Operating (loss) income	(17,967)	(11)	1,539	(16,439)
Net (loss) income	(45,307)	62	—	(45,245)

1.	Other reclassifications are comprised of the reversal of our Lake Charles property from discontinued operations and other reclassifications to conform to current period presentations.